OFFICER'S CERTIFICATE OF THE MASTER SERVICER
RE: ANNUAL STATEMENT AS TO COMPLIANCE

The undersigned, each a duly authorized representative of Irwin Union Bank and Trust Company as Master Servicer ("Master Servicer") pursuant to the Sale and Servicing Agreement dated as of April 30, 1999, by and among Bear Stearns Asset Backed Securities, Inc., as Depositor, Irwin Funding Corp., as Transferor, Irwin Union Bank and Trust Company, as Master Servicer, The Irwin Revolving Home Equity Loan Trust 1999-2 as Issuer, and Norwest Bank Minnesota, National
Association, as Indenture Trustee (as such agreement may be amended, supplemented or other wise modified from time to time, the "Sale and Servicing Agreement"), do hereby certify as follows:

A. Capitalized terms used in this Certificate have their respective meanings set forth in the Sale and Servicing Agreement. References herein to certain Sections and subsections are references to the respective Sections and subsections of the Sale and Servicing Agreement.

B. This Certificate is being delivered pursuant to Section 3.14 of the Sale and Servicing Agreement.

C. The Master Servicer is the Master Servicer under the Sale and Servicing Agreement.

D.         The undersigned are duly authorized Officers of the Master Servicer.

E. A review of the activities of the Master Servicer during the 1999 fiscal year and of its performance under the Servicing Agreement has been made under our supervision.

F. To the best of our knowledge, based on the above-mentioned review, the Master Servicer has fulfilled all of their obligations under the Sale and Servicing Agreement and any applicable Supplements throughout the 1999 fiscal year.

IN WITNESS WHEREOF, the Servicer has caused this Certificate to be executed and delivered on its behalf by its duly authorized officers on this 10th day of May, 2000.

IRWIN UNION BANK AND TRUST COMPANY


Attest:   Gary A. Iorfido
          Assistant Secretary

By:       Elena Delgado
          Senior Vice President
          Home Equity Lending


1999 Officers Certificate (Master Servicer) 99-2.doc